EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") between Forman Petroleum Corporation (the "Company"), and __________________ (the "Employee") is dated as of January 14, 2000 (the "Effective Date").

                           W I T N E S S E T H:


     WHEREAS, Employee was previously employed by the Company prior to the Effective Date;

     WHEREAS, the Company is being restructured as of the Effective Date (the "Restructuring");

     WHEREAS, as a condition to the closing of the Restructuring, the agreements governing the Restructuring require the Company to offer Employee employment, and Employee to accept employment with the Company; on the terms and conditions set forth herein;

     WHEREAS, during the course of his employment with the Company, Employee has had and will continue to have access to certain Confidential Information (as hereinafter defined) relating to the business and operations of the Company and its subsidiaries that is non-public, confidential or proprietary in nature and is particularly useful in the Oil Exploration and Production Business; and

     WHEREAS, in view of the Company's need to be protected against disclosures by Employee of Confidential Information, the Company and Employee desire, among other things, to prohibit Employee from disclosing or utilizing, outside the scope and term of his employment, any Confidential Information and to restrict Employee's ability to compete with the Company for a limited period of time.

     NOW, THEREFORE, for and in consideration of the foregoing premises, the Company's employment of Employee, and the Company's payment of wages, salary and other compensation to Employee, the parties hereto agree as follows:


                                ARTICLE I.
                       EMPLOYMENT CAPACITY AND TERM

     1. PRIOR EMPLOYMENT AGREEMENT. Effective as of the Effective Date, this Agreement supersedes any prior employment agreement between the Company and Employee. Employee hereby releases the Company, from any further liability to Employee arising from or relating to Employee's former employment by the Company, whether known or unknown, liquidated or contingent, contractual or imposed by law.

     2. CAPACITY AND DUTIES OF EMPLOYEE. The Company hereby employs Employee to render services on behalf of the Company as _____________. As the ______________, Employee shall perform such duties as are assigned to the individual(s) holding such title(s) by the Board of Directors of the Company (the "Board"). Employee shall at all times report directly to the officer designated by the Board and discharge his duties under the direction, control and supervision of the Board or the officer designated by the Board.

     3. EMPLOYMENT TERM. The term of this Agreement (the "Employment Term") shall commence on the Effective Date and shall continue for twenty-seven (27) months and two (2) weeks thereafter, subject to any earlier termination of Employee's status as an employee pursuant to this Agreement.

     4.   DEVOTION TO RESPONSIBILITIES.

          Employee shall devote such time and attention to rendering services on behalf of the Company as shall be necessary in order for him to efficiently perform his duties under this Agreement; provided, however, that nothing contained herein shall prohibit Employee from (a) serving as a volunteer member of the board of directors, board of trustees or the like of any for-profit or non-profit entity that does not compete with the Company, or performing volunteer services of any type for any civic or community entity, (b) investing his assets in such form or manner as shall require no more than nominal services on the part of Employee in the operation of the business of the entity in which such investment is made, or (c) serving in various capacities with, and attending meetings of, industry or trade groups and associations.

     5. LOCATION. Employee shall perform Employee's duties under this Agreement at the Company's business office or elsewhere in the New Orleans, Louisiana metropolitan area as directed by the Board. Employee shall not be required to relocate Employee's residence more than 50 miles during the Employment Term, but Employee shall be available for travel required by the duties of Employee's position.


                                ARTICLE II.
                         COMPENSATION AND BENEFITS

     1. SALARY. The Company shall pay Employee a salary ("Base Salary") at the rate of ______________________ DOLLARS per calendar year, payable to Employee at such intervals as other salaried employees of the Company are paid. The salary due during any partial calendar year shall be prorated by multiplying the salary amount by a fraction whose numerator is the number of days in such calendar year which fall during the Employment Term and whose denominator is 365.
     2. BONUS. In addition to the Base Salary, Employee shall be eligible to receive an annual incentive bonus, the amount of which shall be determined based upon the achievement of certain goals set forth on Exhibit "A" to this Agreement (the "Incentive Bonus"). The Incentive Bonus shall be payable, with respect to each fiscal year of the Company, not later than 90 days following the end of such fiscal year.

     3. STOCK OPTIONS. If the Board of Directors of the Company adopts a stock option plan for the benefit of executive officers and directors of the Company while Employee is engaged by the Company, Employee shall be entitled to participate in such plan on the same terms provided other senior executive officers of the Company. Employee acknowledges that the Board of Directors of the Company is not obligated to adopt such a plan at any time during the Employment Term.

     4.   BENEFITS.   In addition to the  Base  Salary  and  the  Incentive
Bonus, the Company shall provide Employee with the following fringe benefits and perquisites.

          (a) Group medical, dental, disability and life insurance benefit package, such benefits to be on the same terms provided other senior executive officers of the Company;

          (b) All other benefit programs on the same terms provided other senior executive officers of the Company;

          (c) Sick leave, such benefits to be on the same terms other senior executives of the Company;

          (d) Four weeks (I.E., twenty (20) business days) of annual paid vacation; and

          (e) Office space, office equipment, and such other facilities and support services as are adequate for the performance of Employee's duties hereunder.

     5.   D&O INSURANCE.   The  Company  agrees  to  maintain directors and
officers liability insurance with coverage limits not less than the coverage in effect immediately prior to the Effective Date ("D&O Policy") and to designate the Employee as a named insured on all of the Company's insurance policies.

     6. EXPENSES. The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting invoices, documents and forms as the Company reasonably requests.

                               ARTICLE III.
                         TERMINATION OF EMPLOYMENT

     1.   DEATH.    Employee's   status  as  an  employee  shall  terminate
immediately and automatically upon  Employee's  death during the Employment
Term.

     2. DISABILITY. Employee's status as an employee may be terminated for "Disability" as follows:

          (a) Employee's status as an employee shall terminate if Employee has a disability and the disability insurer has determined that Employee is entitled to receive the maximum benefits under the Company's long-term disability insurance policy in effect at the time. Any such termination shall become effective on the first day on which Employee is eligible to receive payments under such policy (or on the first day that he would be so eligible, if he had applied timely for such payments).

          (b) If the Company has no long-term disability plan in effect or if the disability insurer determines that Employee is not entitled to receive the maximum benefits and (i) Employee has been incapable because of physical or mental illness from discharging his duties and responsibilities on a full time basis under this Agreement for a period of 90 consecutive calendar days and (ii) a duly qualified physician chosen by the Company and acceptable to Employee or his legal representatives so certifies in writing, the Board shall have the power to determine that Employee has become disabled. If the Board makes such a determination, the Company shall have the continuing right and option, during the period that such disability continues, and by notice given in the manner provided in this Agreement, to terminate Employee's status as an employee. Any such termination shall become effective 10 calendar days after such notice of termination is given, unless within such 10 calendar day period, Employee becomes capable of rendering services of the character contemplated hereby (and a physician chosen by the Company and acceptable to Employee or his legal representatives so certifies in writing) and Employee in fact resumes such services.

          (c) The "Disability Effective Date" shall mean the date on which termination of employment becomes effective due to Disability.

     3.   CAUSE.   The  Company  may  terminate  Employee's  status  as  an
employee for Cause. As used herein, termination by the Company of Employee's status as an employee for "Cause" shall mean termination as a result of (a) Employee's conviction for a felony or misdemeanor involving fraud, dishonesty or moral turpitude, (b) Employee's willful or intentional breach of this Agreement which results to the detriment of the Company, (c) Employee's gross negligence which results to the detriment of the Company or (d) Employee's violation of the rules and regulations of the Company, a copy of which is attached as Exhibit "B," which violation is not remedied within ten (10) calendar days after the Company provides notice to Employee of the breach of such rules and regulations. Cause shall be determined in good faith by a vote of a majority of the entire membership of the Board of Directors of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with counsel, to be heard before the Board).

     4. GOOD REASON. Upon not less than 45 days prior written notice to the Company, Employee may terminate his status as an employee for Good Reason. As used herein, the term "Good Reason" shall mean the occurrence of any of the following during the Employment Term:

          (a)  Assignment   to   Employee   of  any  additional  duties  or
responsibilities inconsistent with Employee's current position without Employee's consent;

          (b) Reduction of Employee's Base Salary or benefits in violation of this Agreement;

          (c) Assignment of Employee to a principal place of business which is fifty (50) miles or more from Employee's principal place of business as of the Effective Date; or

          (d) The Company's Failure to honor the terms and conditions of this Agreement which is not cured within ten (10) calendar days after Employee provides written notice to the Company of such failure.

     Good Reason will NOT include the voluntary resignation of Employee for any reason not set forth in this Article III, Section 4.

     5. VOLUNTARY TERMINATION BY THE COMPANY. Upon not less than 45 calendar days prior written notice to Employee, the Company may terminate Employee's status as an employee for other than death, Disability or Cause, with or without reason.

     6. VOLUNTARY TERMINATION BY EMPLOYEE. Upon not less than 45 calendar days prior written notice to the Company, Employee may terminate Employee's status as an employee for other than Good Reason, with or without reason.

     7. NOTICE OF TERMINATION. Any termination under the terms of this Agreement (other than termination upon the death of Employee), shall be communicated by Notice of Termination to the other party hereto given in accordance with Article VI, Section 2 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (a) indicates the specific termination provision in this Agreement relied upon,
(b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated, and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by Employee or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason, Disability or Cause shall not negate the effect of the notice nor waive any right of Employee or the Company, respectively, hereunder or preclude Employee or the Company, respectively, from asserting such fact or circumstance in enforcing Employee's or the Company's rights hereunder.

     8. DATE OF TERMINATION. "Date of Termination" means (a) if Employee's employment is terminated by reason of his death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be, (b) if Employee's employment is terminated by the Company for Cause, ten (10) days following the notice contemplated by Article III, Section 3 of this Agreement, (c) in all other cases, the Date of Termination shall be 45 days after the delivery of the Notice of Termination.


                                ARTICLE IV.
                       OBLIGATIONS UPON TERMINATION

     1. GENERAL OBLIGATIONS. Upon the termination of Employee's status as an employee of the Company pursuant to the terms of this Agreement, this Agreement shall terminate without further obligations on the part of the Company, Employee and/or Employee's legal representatives other than:

          (a) those obligations and benefits set forth in the further provisions of this Article IV;

          (b) those obligations imposed by law on either the Company, Employee and/or Employee's legal representatives;

          (c)  the return by Employee, or, in the case of Employee's death,
Employee's  legal  representatives,  to   the   Company  of  any  materials
containing Confidential Information; and

          (d) the obligations of the Company under any employee benefit plans of the Company which apply to Employee prior to the Date of Termination.

     2. TERMINATION BENEFITS. Upon termination pursuant to the terms of this Agreement, Employee will be entitled to one or more of the following benefits:

          (a) TERMINATION BENEFIT A: accrued Base Salary as of the Date of Termination (the "Accrued Salary Benefit");

          (b) TERMINATION BENEFIT B: annual Base Salary for the remaining months of the Employment Term (the "Remaining Salary Benefit"); and/or

          (c) TERMINATION BENEFIT C: group medical, dental, disability and life insurance benefits for Employee and/or Employee's family on the same terms provided other senior executive officers of the Company for the period commencing on the Date of Termination and ending on the later to occur of (i) the 18 month anniversary of the Date of Termination or (ii) the original expiration date of the Employment Term (the "Insurance Benefit").

     3. DEATH. If Employee's status as an employee is terminated by reason of Employee's death, Employee's heirs and legatees shall receive the Accrued Salary Benefit and the Remaining Salary Benefit in addition to any other benefits due under Section 1 above.

     4. DISABILITY. If Employee's status as an employee is terminated by reason of Employee's Disability, Employee shall receive the Accrued Salary Benefit and the Remaining Salary Benefit in addition to any other benefits due under Section 1 above.

     5. TERMINATION BY COMPANY FOR REASONS OTHER THAN DEATH, DISABILITY OR CAUSE; TERMINATION BY EMPLOYEE FOR GOOD REASON. If the Company terminates Employee's status as an employee for reasons other than death, Disability or Cause, or Employee terminates his employment for Good Reason, Employee shall receive the Accrued Salary Benefit, the Remaining Salary Benefit, and the Insurance Benefit in addition to any other benefits due under Section 1 above.

     6. CAUSE. If Employee's status as an employee is terminated by the Company for Cause, Employee shall receive the Accrued Salary Benefit in addition to any other benefits due under Section 1 above PROVIDED, HOWEVER, that if the Company terminates Employee for Cause after a Change of Control, Employee shall also receive the Remaining Salary Benefit and the Insurance Benefit. A "Change of Control" shall mean the occurrence of any of the following situations: (i) any person or other legal entity (other than the Company's shareholders as of the Effective Date) becomes the beneficial owner of fifty percent (50%) or more of the securities of the Company, (ii) the merger of the Company into another corporate entity or the consolidation of the Company with one or more corporations or (iii) the sale by the Company of all or substantially all of its operating assets.

     7. TERMINATION BY EMPLOYEE FOR REASONS OTHER THAN GOOD REASON. If Employee's status as an employee is terminated by Employee for reasons other than Good Reason, Employee shall receive the Accrued Salary Benefit in addition to any other benefits due under Section 1 above.

     8. EXCISE TAX REIMBURSEMENT. If the payment or provision of any termination benefits pursuant to this Article IV results in the imposition of an excise tax under <section>4999 of the United States Internal Revenue Code, the amount of the affected benefit to be paid to Employee will be grossed up to an amount such that the net amount received by Employee following the imposition of such an excise tax is equal to the amount that Employee would have received had no such excise tax been imposed.


                                ARTICLE V.
           NONDISCLOSURE, NONCOMPETITION AND PROPRIETARY RIGHTS

     1.   CERTAIN  DEFINITIONS.   For  purposes   of  this  Agreement,  the
following terms shall have the following meanings:

          (a) "Confidential Information" means any data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company, and its subsidiaries, whether produced by the Company and its subsidiaries or any of its consultants, agents or independent contractors or by Employee, and whether or not marked confidential, including without limitation information relating to the Company's, and its subsidiaries' products and services, hydrocarbon reserves, seismic information, drilling prospects, production rates, business plans, business acquisitions, processes, product or service research and development methods or techniques, training methods and other operational methods or techniques, quality assurance procedures or standards, operating procedures, files, plans, specifications, proposals, drawings, charts, graphs, support data, trade secrets, supplier lists, supplier information, purchasing methods or practices, distribution and selling activities, consultants' reports, marketing and engineering or other technical studies, maintenance records, employment or personnel data, marketing data, strategies or techniques, financial reports, budgets, projections, cost analyses, price lists, formulae and analyses, employee lists, customer records, customer lists, customer source lists, proprietary computer software, and internal notes and memoranda relating to any of the foregoing. "Confidential Information" shall not include any information which, at the time of disclosure, was or becomes generally available to the public other than as a result of a disclosure by Employee.

          (b) "Oil Exploration and Production Business" shall mean the exploration for, development of and the production of hydrocarbons, and all activities reasonably and necessarily related thereto.

     2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Until such time as twenty-seven (27) months and two (2) weeks shall have elapsed from the Effective Date, the Employee shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information which shall have been obtained by Employee during Employee's employment with the Company and shall use such Confidential Information solely within the scope of his employment with and for the exclusive benefit of the Company. For time set forth in the preceding sentence, Employee also agrees (a) not to communicate, divulge or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (b) to deliver promptly to the Company any Confidential Information in his possession, including any duplicates thereof and any notes or other records Employee has prepared with respect thereto. If the provisions of any applicable law or the order of any court (including a subpoena or other demand for information purporting to be made under authority of any statute, regulation or order) would require Employee to disclose or otherwise make available any Confidential Information, Employee shall give the Company prompt prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

     3. LIMITED COVENANT NOT TO COMPETE. From the date of termination of Employee's employment hereunder by the Company for Cause or by the Employee without Good Reason until twenty-seven months and two weeks shall have elapsed from the Effective Date, Employee agrees that he will restrict his activities in the Louisiana Parishes set forth in Exhibit "C" hereto ("collectively, the "Subject Areas"), as follows:

          (a) Employee shall not, directly or indirectly, for himself or others, own, manage, operate, control, be employed in an executive, managerial or supervisory capacity by, or otherwise engage or participate in or allow his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation or control of, any company or other business enterprise engaged in the Oil Exploration and Production Business within any of the Subject Areas; provided, however, that nothing contained herein shall prohibit Employee from making passive investments as long as Employee does not beneficially own more than 2% of the equity interests of a business enterprise engaged in the Oil Exploration and Production Business within any of the Subject Areas. For purposes of this paragraph, "beneficially own" shall have the same meaning ascribed to that term in Rule 13d-3 under the Exchange Act.

          (b) Employee shall not call upon any customer of the Company or its subsidiaries for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its subsidiaries;

          (c) Employee shall not solicit any supplier, lessor, licensor, potential acquiree or any other person who has a business relationship with the Company or its subsidiaries, or who on the Date of Termination is engaged in discussions or negotiations to enter into a business relationship with the Company or its subsidiaries, to discontinue or reduce the extent of such relationship with the Company or its subsidiaries; and

          (d) Employee shall not solicit any current employee of the Company or any of its subsidiaries for hire, whether as an employee or independent contractor.

     4. INJUNCTIVE RELIEF; OTHER REMEDIES. Employee acknowledges that a breach by Employee of Section 2 or 3 of this Article V would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, Employee agrees that, in the event of a breach or threatened breach by Employee of the provisions of Sections 2 or 3 of this Article V during or after the Employment Term, the Company shall be entitled to injunctive relief restraining Employee from such violation without the necessity of proof of actual damage or the posting of any bond, except as required by non-waivable, applicable law. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by Employee, including without limitation the recovery of damages and/or costs and expenses, such as reasonable attorneys' fees, incurred by the Company as a result of any such breach.

     5. EMPLOYEE'S UNDERSTANDING OF THIS ARTICLE. Employee hereby represents to the Company that he has read and understands, and agrees to be bound by, the terms of this Article. Employee acknowledges that the geographic scope and duration of the covenants contained in Article V
Section 3 and Exhibit "C" are the result of arm's-length bargaining.


                                ARTICLE VI.
                               MISCELLANEOUS

     1.   BINDING EFFECT.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

          (b) This Agreement is personal to Employee and shall not be assignable by Employee without the prior written consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

          (c) The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

     2. NOTICES. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

     If to the Company, to:

     Forman Petroleum Corporation
     650 Poydras Street, Suite 2200
     New Orleans, LA  70130-6101

     Attn:  Chairman of the Board

     If to Employee, to:

     ______________________
     650 Poydras Street, Suite 2200
     New Orleans, LA  70130-6101

or such other address as to which any party hereto may have notified the other in writing.

     3. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws. The Company and Employee each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in Louisiana. Each party irrevocably waives any objection he or it may have as to the venue of any such suit, action or proceeding brought in such a court or that such a court is an inconvenient forum.

     4. WITHHOLDING. Subject to Article IV, Section, Employee agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

     5. SEVERABILITY. If any term or provision of this Agreement (including without limitation those contained in Exhibits "A" through "C"), or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Employee and the Company intend for any court construing this Agreement to modify or limit such provision temporally, spatially or otherwise so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     6. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

     7. REMEDIES NOT EXCLUSIVE. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

     8. INDEMNITY FOR LEGAL FEES. Should Employee prevail in any cause of action, suit, arbitration or other legal proceeding, which proceeding was initiated in whole or in part to enforce the provisions of this Agreement, the Company shall indemnify Employee for all costs, including reasonable attorneys' fees, incurred by Employee in connection with such cause of action, suit, arbitration or other legal proceeding.

     9. COMPANY'S RESERVATION OF RIGHTS. Employee acknowledges and understands that Employee serves at the pleasure of the Board and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status during the Employment Term, subject to the rights of Employee to claim the benefits conferred by this Agreement.

     10. JURY TRIAL WAIVER. THE PARIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

     11. SURVIVAL. The rights and obligations of the Company and Employee contained in Article V of this Agreement shall survive the termination of the Agreement. Following the Date of Termination, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under this Agreement.

     12.  COUNTERPARTS.   This  Agreement  may  be  executed in one or more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed as of the Effective Date.


                              FORMAN PETROLEUM CORPORATION



                              By:
                                   ------------------------------
                              Name:
                              Its:


                              EMPLOYEE:


                              -----------------------------------